Exhibit (s)
HIGHLAND FLOATING RATE ADVANTAGE FUND,
HIGHLAND FLOATING RATE LIMITED LIABILITY COMPANY
HIGHLAND FLOATING RATE FUND
HIGHLAND FUNDS I
HIGHLAND CREDIT STRATEGIES FUND
PROSPECT STREET® HIGH INCOME PORTFOLIO, INC.
PROSPECT STREET® INCOME SHARES, INC.
HIGHLAND DISTRESSED OPPORTUNITIES, INC.
HIGHLAND CAPITAL MULTI-STRATEGY FUND
RESTORATION OPPORTUNITIES FUND
(each, a “Fund” and collectively, the “Funds”)
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each of the Funds and each of the undersigned trustees/managers/directors and officers of the Funds nominates, constitutes and appoints each of R. Joseph Dougherty, M. Jason Blackburn and Michael Colvin (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all the capacities, to make, execute and sign on behalf of any Fund: (i) a Registration Statement and any and all amendments and supplements to the Registration Statement on Forms N-1A, N-2 and N-14 under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and (ii) any abbreviated registration statement on Form N-2 pursuant to paragraph (b) of Rule 462 of the Securities Act of 1933, as amended (the “Abbreviated Registration Statement”), and any and all amendments and supplements to such Abbreviated Registration Statement with respect to the registration or offering of common shares of each of the Funds (the “Common Shares”), and the registration and offering of preferred shares of each of the Funds (the “Preferred Shares”); and to file any of the foregoing and any and all exhibits and other documents requisite in connection therewith with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of Common Shares or Preferred Shares, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as to the undersigned officers and Trustees themselves might or could do.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the Funds has caused this Power of Attorney to be executed in its name by its President, and attested by its Secretary, and the undersigned Trustees and officers have hereunto set their hands this 14th day of December 2007.
HIGHLAND FLOATING RATE ADVANTAGE FUND,
HIGHLAND FLOATING RATE LIMITED LIABILITY COMPANY
HIGHLAND FLOATING RATE FUND
HIGHLAND FUNDS I
HIGHLAND CREDIT STRATEGIES FUND
PROSPECT STREET® HIGH INCOME PORTFOLIO, INC.
PROSPECT STREET® INCOME SHARES, INC.
HIGHLAND DISTRESSED OPPORTUNITIES, INC.
HIGHLAND CAPITAL MULTI-STRATEGY FUND
RESTORATION OPPORTUNITIES FUND

/s/ JAMES D. DONDERO
James D. Dondero
President

[SEAL] ATTEST
/s/ M. JASON BLACKBURN
M. Jason Blackburn
Secretary

/s/ M. JASON BLACKBURN	/s/ JAMES D. DONDERO

M. Jason Blackburn Treasurer (Principal Financial Officer and Principal Accounting Officer)	James D. Dondero Principal Executive Officer and President

/s/ R. JOSEPH DOUGHERTY	/s/ TIMOTHY K. HUI

R. Joseph Dougherty Trustee/Manager/Director and Senior Vice-President	Timothy K. Hui Trustee/Manager/Director

/s/ SCOTT F. KAVANAUGH	/s/ JAMES F. LEARY

Scott F. Kavanaugh Trustee/Manager/Director	James F. Leary Trustee/Manager/Director

/s/ BRYAN A. WARD Bryan A. Ward Trustee/Manager/Director